Exhibit 99.1

Avnet, Inc. Closes Tender Offer for Unidux, Inc.

Acquisition of electronic components distributor
significantly expands Avnet’s presence in Japan

Phoenix, Ariz., July 19, 2010 – Avnet, Inc. (NYSE:AVT) announced today that, through its wholly-owned subsidiary, Avnet EM Holdings (Japan) Godo Kaisha, it has closed the tender offer bid for Unidux, Inc. (TSE: 9897). About 94.6 percent of the shares of Unidux’s common stock were validly tendered, well above the 67 percent threshold set out in the offer document as a condition for Avnet to accept the tendered shares. Shareholders of Unidux who validly tendered their shares will receive ¥720 per share, which equates to an aggregate equity value of ¥12.9 billion (approximately $146 million). Avnet expects to complete the acquisition of the other 5.4 percent of the outstanding shares and the delisting of Unidux from the Tokyo Stock Exchange before the end of calendar 2010. Established in 1972, Unidux is an electronics components distributor primarily serving Japanese original equipment manufacturers (OEM). This acquisition is expected to be immediately accretive to earnings and achieve Avnet’s return on capital goal of 12.5% within three years.

“Completing this acquisition with the support of such a high percentage of shareholders represents an endorsement of Avnet’s strategy to expand through acquisitions in what represents a large and relatively unconsolidated market for electronic components,” said Tom McCartney, president and representative director, Avnet Electronics Marketing Holdings Japan. “The addition of Unidux to Avnet Electronics Marketing Japan significantly increases our scale and scope by tripling our business in the region. The addition of their relationships with prominent Japanese customers and suppliers strengthens our position in this strategic market.”

With operations in Japan, Hong Kong, the People’s Republic of China and ASEAN            countries, Unidux distributes active and passive components from leading suppliers including Intel, Micron, OKI, Aptina and Littlefuse. With approximately 275 employees, Unidux provides sales, design, support and services to a wide range of OEM customers, including Fujitsu, Panasonic, Sharp and Toshiba. For calendar year 2009, Unidux generated revenue of approximately US$370 million.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet Electronics Marketing
Avnet Electronics Marketing is an operating group of Phoenix-based Avnet, Inc. that serves electronic original equipment manufacturers (EOEMs) and electronic manufacturing services (EMS) providers in more than 70 countries, distributing electronic components from leading manufacturers and providing associated design-chain and supply-chain services. The group’s Web site is located at www.em.avnet.com.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended June 27, 2009, Avnet generated revenue of US $16.23 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

For more information, please contact:

Public Relations
Michelle Gorel, +1 480-643-7653
Vice President, Public Relations
michelle.gorel@avnet.com

Avnet Japan Co., Ltd
Bob Hackett, +81(0)3 5978 8294
Marketing & Communications Director
bob.hackett@avnet.com

Investor Relations
Vincent Keenan, +1 480-643-7053
Vice President, Investor Relations
Vincent.keenan@avnet.com